Exhibit 99.1

FOR IMMEDIATE RELEASE

Group 1 Automotive Schedules Release of Fourth Quarter & Full Year 2021 Financial Results

HOUSTON, January 26, 2022 — Group 1 Automotive, Inc. (NYSE: GPI), an international, Fortune 500 automotive retailer with 218 dealerships located in the U.S., U.K., and Brazil, today announced that it will release financial results for the fourth quarter and full year ended December 31, 2021, on Thursday, February 10, 2022, before market open.  Earl J. Hesterberg, Group 1’s president and chief executive officer, and the company’s senior management team will host a conference call to discuss the results later that morning at 10 a.m. ET.

The conference call will be simulcast live on the Internet at www.group1auto.com.  Click on ‘Investor Relations’ and then ‘Events’ or through this link: http://www.group1corp.com/events. A webcast replay will be available for 30 days.

The conference call will also be available live by dialing in 10 minutes prior to the start of the call at:

Domestic: 1-888-317-6003

International: 1-412-317-6061

Passcode:7489926

A telephonic replay will be available following the call through February 17, 2022, by dialing:

Domestic: 1-877-344-7529

International: 1-412-317-0088

Replay Code:5383151

About Group 1 Automotive, Inc.

Group 1 owns and operates 218 automotive dealerships, 288 franchises, and 52 collision centers in the United States, the United Kingdom and Brazil that offer 34 brands of automobiles. Through its dealerships, the Company sells new and used cars and light trucks; arranges related vehicle financing; sells service contracts; provides automotive maintenance and repair services; and sells vehicle parts.

Group 1 discloses additional information about the Company, its business, and its results of operations at www.group1corp.com, www.group1auto.com, www.group1collision.com, www.acceleride.com, www.facebook.com/group1auto, and www.twitter.com/group1auto.

SOURCE: Group 1 Automotive, Inc.

Investor contacts:
Sheila Roth
Manager, Investor Relations
Group 1 Automotive, Inc.
713-647-5741 | sroth@group1auto.com

Media contacts:
Pete DeLongchamps
Senior V.P. Manufacturer Relations, Financial Services and Public Affairs
Group 1 Automotive, Inc.
713-647-5770 | pdelongchamps@group1auto.com
or
Clint Woods
Pierpont Communications, Inc.
713-627-2223 | cwoods@piercom.com

Group 1 Automotive, Inc.